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                                                                  Exhibit 10.13

                                                         [GRAPHIC APPEARS HERE]


                                                      Provant, Inc.
                                                      Human Resources
                                                      1101 King Street
                                                      Alexandria, VA 22314-2944
                                                      Telephone 703 960 7000
                                                      Fax 703 960 6152


November 18, 2002

Mr. Norman G. Fornella
1 Kroner Farm Court
Upper Saddle River, NJ 07458

Dear Norm:

This letter will outline the terms of your separation from employment with Provant, Inc. Your resignation on September 20, 2002 ended your employment with Provant.

Final Pay
On September 20, 2002, you received a final wage payment in the gross amount of $30,287.60, subject to applicable withholding and deductions. This payment constituted payment in full of all amounts due to you for services rendered through your employment separation date, including six (6) weeks accrued but unused paid vacation.

Post-Employment Benefits
Upon termination of your employment, your right to participate in, or receive benefits under, Provant's employee benefit plans will terminate. Your current medical, dental, and vision elections terminated on September 30, 2002 at which time you and your qualified beneficiaries, if any, became eligible to elect to continue coverage in accordance with and subject to COBRA. COBRA election information was mailed to your separately. Information concerning your 401(k) Plan account also was mailed to you separately. Enclosed is an application to convert your group-sponsored life insurance to an individual policy.

Special Severance Benefit
In addition to your final pay, you are eligible to receive $30,000 as a special severance benefit, subject to applicable withholding (the "Severance Benefit"), if, but only if, you sign and comply with the Separation Agreement attached to this letter as Appendix A and incorporated herein by reference. This Severance Benefit will be paid to you in six equal installments of $5,000 payable on September 30, 2002, October 15, 2002, October 30, 2002, November 15, 2002,
November 30, 2002 and December 15, 2002. You are hereby advised to consult with an attorney concerning the Separation Agreement before signing it.

Return of Company Property
It is understood that you have returned all Company property in your possession or under your control. This includes the following:

  . Amounts owed to the Company for any unresolved travel expenses or cash advances.
  .   Identification badges and electronic pass cards.
  .   Corporate credit cards.
  .   Keys to Company-owned facilities, offices, desks and cabinets.
  .   Company-owned software, manuals, files and confidential materials.
  . Computer equipment and office/work tools such as laptops, cellular phones, calculators, adding machines and pagers.
  .   All system passwords.
  . All memoranda, notes, records, charts, reports, letters and other documents made, compiled, received, held or used by you while employed by the Company concerning any phase of the Company's operations.

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We wish you the very best in all of your future endeavors. If you have any questions, please feel free to contact me at 703-317-0320.

Sincerely,

/s/ Irene M. Byrne
Irene M. Byrne
Vice President
Human Resources

Encs.

1164410.2

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                                                                     APPENDIX A

                             SEPARATION AGREEMENT

   In exchange for the severance benefits described in the letter dated November 18, 2002 from Provant, Inc. (the "Company") to me, which letter is incorporated herein by reference (the "Severance Benefit") and for other good and valuable consideration, receipt of which is hereby acknowledged, I hereby release, waive, covenant not to sue and discharge the Company, its successors, past and present affiliates, subsidiaries and assigns (the "PROVANT Group") and each and all of their respective past and present shareholders, directors, officers, employees, representatives, attorneys and assigns (the "Releasees") from and with respect to any and all causes of action, contracts, liabilities or claims in law or equity that I have had, now have or may have, whether known or unknown ("Claims"), including, without limitation, all Claims in any way related to or arising out of my employment by the PROVANT Group or any of its members, the compensation, benefits and working conditions for that employment and/or the termination of that employment, or pursuant to any federal, state or local employment laws, regulations, executive orders or other requirements including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Americans with Disabilities Act of 1990 and the Worker Adjustment & Retraining Notification Act, as they have been or may be amended, and I hereby agree that neither I nor any of my heirs or personal representatives will ever assert in any forum any Claims against any of the Releasees. This general release shall be binding upon my heirs, personal representatives and assigns and shall inure to the benefit of the Releasees and their respective heirs, personal representatives, successors and assigns.

   I acknowledge that during the course of my employment with the Company I have had access to confidential and proprietary information concerning the PROVANT Group's business affairs, including, without limitation, trade secrets, customer lists and marketing, financial and business strategies. In further consideration of the Severance Benefit, I hereby agree not to use or disclose any confidential or proprietary information of the PROVANT Group to any third party. I agree not to make any adverse remarks whatsoever concerning the business, operations, strategies, policies, prospects, affairs and financial condition of the PROVANT Group or any of its members.

   I acknowledge and agree that the term of my employment under the Employment Agreement dated May 2, 2001 between the Company and me (the "Employment Agreement") terminated effective September 20, 2002. I acknowledge and agree that the non-competition and non-solicitation restrictions set forth in Section 7 of the Employment Agreement shall survive the termination of my employment with the Company and remain in full force and effect until September 20, 2004.

   In further consideration for the Severance Benefit, I hereby agree that I will be available during the period beginning October 1, 2002 and ending on December 31, 2002 upon reasonable notice from the Company to assist the Company with transition issues and other matters relating to the Company's strategic initiatives.

   I acknowledge and agree that this Separation Agreement including the terms of the letter dated November 18, 2002 from the Company to me, which is incorporated herein by reference, embodies the entire agreement and understanding between the Company and me regarding the terms of the separation of my employment from the Company. I hereby agree that there are no other benefits, compensation or remuneration of any kind owing to me from the PROVANT Group except for the Severance Benefit. I acknowledge and agree that the Company's obligation to pay me the Severance Benefit is conditioned on my continued compliance with the covenants set forth in this Separation Agreement and the surviving provisions of the Employment Agreement.

   I acknowledge that I have been notified to consult with an attorney before signing this Agreement and that I have been given 21 days from the date this Agreement was presented to me within which to consider signing the Agreement. I understand that if I sign this Agreement, then I will have 7 days after I sign within which to revoke the Agreement, and that the Agreement will not become effective or enforceable (and that no severance benefits will be paid to me under the Agreement) until that 7-day revocation period has expired.

   I acknowledge that I have read this Separation Agreement and understand all of its terms. I execute this Separation Agreement voluntarily and with full knowledge of its significance.

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WITNESS the carrying out hereof as an instrument under seal this 2nd day of
December, 2002.


                                                     /s/ Norman G. Fornella
                                                     ---------------------------
                                                     [Signature]


                                                     Norman G. Fornella
                                                     ---------------------------
                                                     [Print Name]